UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico      87109
(Address of principal executive offices)                             (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2013, Armando Garcia resigned as Treasurer.  The registrant appointed Paul Maniscalco as its Chief Operating Officer and Chief Financial Officer effective January 23, 2013.

Since 2006, Mr. Maniscalco, 43, has been a Principal with SJM Holdings, Inc. dba SJM Financial and Accounting (“SJM”), an accounting and business advisory services firm, located in Englewood, Colorado.  Prior to joining SJM, Mr. Maniscalco was a Senior Audit Manager with Sherb & Co., LLP located in Boca Raton, Florida.  Mr. Maniscalco has worked with both nationally recognized and regional accounting firms and has 16 years of audit, financial statement preparation, SEC reporting, corporate governance, financial analysis and due diligence experience.

Mr. Maniscalco will receive $2,500 per month plus his standard hourly rate for services performed for the registrant.  Mr. Maniscalco was granted 500,000 shares of common stock in connection with this appointment.

Mr. Maniscalco has provided accounting services to the registrant since June 2010 to the date of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
January 23, 2013	By: /s/ Armando Garcia Armando Garcia, President